MERCHANT METALS HOLDING COMPANY

and

MMI PRODUCTS, INC.

AMENDED AND RESTATED INDEMNIFICATION AGREEMENT

THIS AGREEMENT ("Agreement") is entered into as of March 31, 2001 (the "Effective Date"), among MMI Products, Inc., a Delaware corporation ("MMI"), Merchant Metals Holding Company, a Delaware corporation ("MMHC," and collectively with MMI, the "Companies"), and James M. McCall ("Indemnitee").

RECITALS

    Highly competent and experienced persons are becoming more reluctant to serve corporations as directors, executive officers or in other capacities unless they are provided with adequate protection through insurance and adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation.
    The Board of Directors of each Company (each a "Board") has determined that the inability to attract and retain such persons would be detrimental to the best interests of such Company and its stockholders and that such Company should act to assure such persons that there will be increased certainty of such protection in the future.
    Each Board has also determined that it is reasonable, prudent and necessary for its Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve such Company free from undue concern that they will not be so indemnified.
    Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of each Company on the condition that he be so indemnified.
    Indemnitee and MMI entered into an Indemnification Agreement as of April 11, 1997 (the "Original Indemnification Agreement").
    To provide for the indemnification described above, each Company and the Indemnitee desire to amend and restate the Original Indemnification Agreement with this Agreement.

In consideration of the foregoing and the mutual covenants herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

  CERTAIN DEFINITIONS

  As used herein, the following words and terms shall have the following respective meanings:

  "Change in Control" means, with respect to either Company, the occurrence of any of the following events:

  (i) The acquisition, directly or indirectly, after the Effective Date by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 49.5% or more of either (x) the then outstanding shares of common stock of such Company (such Company's "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of such Company entitled to vote generally in the election of directors (such Company's "Outstanding Voting Securities"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change in Control:  any acquisition directly from such Company or any subsidiary thereof; any acquisition by such Company or any subsidiary thereof; any acquisition by any employee benefit plan (or related trust) sponsored or maintained by such Company or any subsidiary of such Company; or  any acquisition by any entity or its security holders pursuant to a transaction which complies with clauses (A), (B), and (C) of paragraph (iii) below;

  (ii) Individuals who, as of the Effective Date, constitute such Company's Board (an "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or appointment by such Board or nomination for election by such Company's stockholders, was approved by a vote of at least a majority of the directors then comprising such Incumbent Board, shall in either case be considered as though such individual were a member of such Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than such Board;

  (iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of such Company or an acquisition of assets of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such Company or all or substantially all of such Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (B) no person (excluding any employee benefit plan (or related trust) of such Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of such Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of such Company's Incumbent Board at the time of the execution of the initial agreement, or of the action of such Board, providing for such Business Combination; or

  (iv) Approval by the stockholders of such Company of a complete liquidation or dissolution of such Company.

  "Claim" means an actual or threatened claim or request for relief.

  "Corporate Status" means, with regard to either Company, the status of a person who is or was a director, nominee for director, officer, employee, agent or fiduciary of such Company (including any predecessors to such Company), or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of such Company.

  "Court" is defined in Section 3.3 hereof.

  "Disinterested Director," with respect to any request by Indemnitee for indemnification hereunder, means a director of the applicable Company who neither is nor was a party to the Proceeding or subject to a Claim, issue or matter in respect of which indemnification is sought by Indemnitee.

  "DGCL" means the Delaware General Corporation Law and any successor statute thereto as either of them may be amended from time to time.

  "Expenses" means all attorneys' fees, retainers, court costs, transcript costs, fees or experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in, or participating in (including on appeal), a Proceeding.

  "Independent Counsel" means, with respect to a Company, special, independent legal counsel who has not otherwise performed material services for such Company or for Indemnitee within the last three years (other than as Independent Counsel under this Agreement or similar agreements).

  "person" shall have the meaning ascribed to such term in Sections 13(d) and 14(d) of the Exchange Act.

  "Permitted Holders" means Citicorp Venture Capital, Ltd. and its affiliates, and any current or past full-time members of senior management of either Company who acquire stock of either Company through management stock purchase or option plans and any of their affiliates.

  "Proceeding" means any threatened, pending or completed action, suit, arbitration, investigation, alternate dispute resolution mechanism, administrative hearing or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether or not based upon events occurring, or actions taken, before the date hereof (except any of the foregoing initiated by Indemnitee pursuant to Article VI or Section 7.8 hereof to enforce his rights under this Agreement), and any inquiry or investigation that could lead to, and any appeal in or related to, any such action, suit, arbitration, alternative dispute resolution mechanism, hearing or proceeding.

  SERVICES BY INDEMNITEE

    Services. Indemnitee agrees to serve, or continue to serve, as Vice President of MMI and General Manager of the Ivy Steel and Wire division of MMI. Indemnitee may from time to time also agree to serve, as either Company may request from time to time, as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. Indemnitee and each Company each acknowledge that they have entered into this Agreement as a means of inducing Indemnitee to serve, or continue to serve, each Company in such capacities. Subject to any other contractual obligation or any obligation imposed by operation of law, Indemnitee may at any time and for any reason resign from such position or positions, and the Company shall have no obligation under this Agreement to continue Indemnitee in any such position or positions.

  INDEMNIFICATION

    General. Each Company shall indemnify, and advance Expenses to, Indemnitee to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the right to be indemnified and to have Expenses advanced in all Proceedings to the fullest extent permitted by Section 145 of the DGCL. The provisions set forth in this Agreement are provided in addition to and as a means of furtherance and implementation of, and not in limitation of, the obligations expressed in this Article III.
    Proceedings Other Than by or in Right of either Company. Indemnitee shall be entitled to indemnification pursuant to this Section 3.2 if, by reason of his Corporate Status, he was, is or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of either Company. Pursuant to this Section 3.2, each Company shall indemnify Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with any such Expenses, judgments, penalties, fines and amounts paid in settlement) actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Company, and with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful. Nothing in this Section 3.2 shall limit the benefits of Section 3.1 or any other Section hereunder.
    Proceedings by or in Right of the Company. Indemnitee shall be entitled to indemnification pursuant to this Section 3.3 if, by reason of his Corporate Status, he was, is or is threatened to be made, a party to any Proceeding brought by or in the right of either Company to procure a judgment in its favor. Pursuant to this Section 3.3, each Company shall indemnify Indemnitee against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding or any Claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such Company. Notwithstanding the foregoing, no indemnification by a Company against such Expenses shall be made in respect of any Claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to such Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against such Expenses shall nevertheless be made by such Company in such event if and only to the extent that the Court of Chancery of the State of Delaware or other court of competent jurisdiction (the "Court"), or the court in which such Proceeding shall have been brought or is pending, shall so determine. Nothing in this Section 3.3 shall limit the benefits of Section 3.1 hereof or any other Section hereunder.

  EXPENSES

    Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement to the contrary (except as set forth in Section 7.2(c) or 7.6 hereof), and without a requirement for any determination described in Section 5.2 hereof, each Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with any Proceeding to which Indemnitee was or is a party by reason of his Corporate Status and in which Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful, on the merits or otherwise, in a Proceeding but is successful, on the merits or otherwise, as to any Claim, issue or matter in such Proceeding, each Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf relating to each successfully resolved Claim, issue or matter. For purposes of this Section 4.1 and without limitation, the termination of a Claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Claim, issue or matter.
    Expenses of a Witness or Non-Party. Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is, by reason of his Corporate Status, a witness or otherwise participates in any Proceeding at a time when he is not a party in the Proceeding, each Company shall indemnify him against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.
    Advancement of Expenses. Each Company shall pay all reasonable Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, whether brought by or in the right of such Company or otherwise, in advance of any determination with respect to entitlement to indemnification pursuant to Article V hereof within 15 days after the receipt by such Company of a written request from Indemnitee requesting such payment or payments from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee. Indemnitee hereby undertakes and agrees that he will reimburse and repay such Company for any Expenses so advanced to the extent that it shall ultimately be determined (in a final adjudication by a court from which there is no further right of appeal or in a final adjudication of an arbitration pursuant to Section 6.1 if Indemnitee elects to seek such arbitration) that Indemnitee is not entitled to be indemnified by such Company against such Expenses.

  PROCEDURE FOR DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

    Request by Indemnitee. To obtain indemnification under this Agreement, Indemnitee shall submit to the Company from which he is requesting indemnification a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary or an Assistant Secretary of such Company shall, promptly upon receipt of such a request for indemnification, advise the members of its Board in writing that Indemnitee has requested indemnification.
    Determination of Request. Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5.1 hereof, a determination, if required by applicable law of a Company, with respect to Indemnitee's entitlement thereto shall be made in the specific case as follows, as applicable to the Company making such determination:
        If a Change in Control shall have occurred, by Independent counsel (selected in accordance with Section 5.3 hereof), in a written opinion to such Board, a copy of which shall be delivered to Indemnitee unless Indemnitee shall request that such determination be made by the Disinterested Directors, in which case in the manner provided for in clause (i) of paragraph (b) below;
        If a Change in Control shall not have occurred, (i) by a majority vote of the Disinterested Directors, even though less than a quorum of such Board, or (ii) if there are no Disinterested Directors, or if such Disinterested Directors so direct, by Independent Counsel in a written opinion to such Board, a copy of which shall be delivered to the Indemnitee, or (iii) if Indemnitee and such Company mutually agree, by the stockholders of such Company; or
        As provided in Section 5.4(b) hereof.

    If it is so determined that Indemnitee is entitled to indemnification hereunder, payment to Indemnitee shall be made within 15 days after such determination. Indemnitee shall cooperate with the person or persons making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary for such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by each Company (irrespective of the determination as to Indemnitee's entitlement to indemnification), and each Company shall indemnify and hold harmless Indemnitee therefrom.

    Independent Counsel. If a Change in Control of a Company shall not have occurred and the determination of entitlement to indemnification from such Company is to be made by Independent Counsel, the Independent Counsel shall be selected by (a) a majority vote of the Disinterested Directors of such Company, even though the Disinterested Directors constitute less than a quorum of such Board or (b) if there are no Disinterested Directors, by a majority vote of such Board, and the applicable Company shall give written notice to Indemnitee, within 10 days after receipt by such Company of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected. If a Change in Control of a Company shall have occurred and the determination of entitlement to indemnification from such Company is to be made by Independent Counsel, the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company, within 10 days after submission of Indemnitee's request for indemnification, specifying the identity and address of the Independent Counsel so selected (unless Indemnitee shall request that such selection be made by the Disinterested Directors of such Company, in which event such Company shall give written notice to Indemnitee, within 10 days after receipt of Indemnitee's request for the Disinterested Directors to make such selection, specifying the identity and address of the Independent Counsel so selected). In either event, (i) such notice to Indemnitee or such Company, as the case may be, shall be accompanied by a written affirmation of the Independent Counsel so selected that it satisfies the requirements of the definition of "Independent Counsel" in Article I and that it agrees to serve in such capacity and (ii) Indemnitee or the applicable Company, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to such Company or to Indemnitee, as the case may be, a written objection to such selection. Any objection to selection of Independent Counsel pursuant to this Section 5.3 may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of the definition of "Independent Counsel" in Article I, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is timely made, the Independent Counsel so selected may not serve as Independent Counsel unless and until the Court has determined that such objection is without merit. In the event of a timely written objection to a choice of Independent Counsel, the party originally selecting the Independent Counsel shall have seven days to make an alternate selection of Independent Counsel and to give written notice of such selection to the other party, after which time such other party shall have five days to make a written objection to such alternate selection. If, within 30 days after submission of Indemnitee's request for indemnification pursuant to Section 5.1 hereof, no Independent Counsel shall have been selected and not objected to, either the applicable Company or Indemnitee may petition the Court for resolution of any objection that shall have been made by such Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is so resolved or the person so appointed shall act as Independent Counsel under Section 5.2 hereof. Such Company shall pay any and all reasonable fees and expenses incurred by such Independent Counsel in connection with acting pursuant to Section 5.2 hereof, and such Company shall pay all reasonable fees and expenses incident to the procedures of this Section 5.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 6.1 hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
    Presumptions and Effect of Certain Proceedings.
        Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a request for indemnification pursuant to Section 5.1 hereof, and the applicable Company shall have the burden of proof in overcoming that presumption in reaching a determination contrary to that presumption. Such presumption shall be used by Independent Counsel (or other person or persons determining entitlement to indemnification) as a basis for a determination of entitlement to indemnification unless such Company provides information sufficient to overcome such presumption by clear and convincing evidence.
        If the person or persons empowered or selected under this Article V to determine whether Indemnitee is entitled to indemnification shall not have made a determination within 60 days after receipt by such Company of Indemnitee's request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a knowing misstatement by Indemnitee of a material fact, or knowing omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with Indemnitee's request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating to such determination; provided further, that the 60-day limitation set forth in this Section 5.4(b) shall not apply and such period shall be extended as necessary (i) if within 30 days after receipt by such Company of Indemnitee's request for indemnification under Section 5.1 hereof Indemnitee and such Company have agreed, and its Board has resolved, to submit such determination to the stockholders of such Company pursuant to Section 5.2(b) hereof for their consideration at an annual meeting of stockholders to be held within 90 days after such agreement and such determination is made thereat, or a special meeting of stockholders for the purpose of making such determination to be held within 60 days after such agreement and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel, in which case the applicable period shall be as set forth in Section 6.1(c) hereof.
        The termination of any Proceeding or of any Claim, issue or matter by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself adversely affect the rights of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith or in a manner that he reasonably believed to be in or not opposed to the best interests of the applicable Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful. Indemnitee shall be deemed to have been found liable in respect of any Claim, issue or matter only after he shall have been so adjudged by the Court after exhaustion of all appeals therefrom.

  CERTAIN REMEDIES OF INDEMNITEE

    Indemnitee Entitled to Adjudication in an Appropriate Court. If (a) a determination is made pursuant to Article V hereof that Indemnitee is not entitled to indemnification under this Agreement, (b) there has been any failure by the applicable Company to make timely payment or advancement of any amounts due hereunder, or (c) the determination of entitlement to indemnification is to be made by Independent Counsel and such determination shall not have been made and delivered in a written opinion within 90 days after the latest of (i) such Independent Counsel's being appointed, (ii) the overruling by the Court of objections to such counsel's selection or (iii) expiration of all periods for the applicable Company or Indemnitee to object to such counsel's selection, Indemnitee shall be entitled to commence an action seeking an adjudication in the Court of his entitlement to such indemnification or advancement of Expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Indemnitee shall commence such action seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such action pursuant to this Section 6.1, or such right shall expire. Neither Company shall oppose Indemnitee's right to seek any such adjudication or award in arbitration.
    Adverse Determination Not to Affect any Judicial Proceeding. If a determination shall have been made pursuant to Article V that Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding or arbitration commenced pursuant to this Article VI shall be conducted in all respects as a de novo trial or arbitration on the merits, and Indemnitee shall not be prejudiced by reason of such initial adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Article VI, Indemnitee shall be presumed to be entitled to indemnification or advancement of Expenses, as the case may be, under this Agreement and the applicable Company shall have the burden of proof in overcoming such presumption and to show by clear and convincing evidence that Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.
    Applicable Company Bound by Determination Favorable to Indemnitee in any Judicial Proceeding or Arbitration. If a determination shall have been made or deemed to have been made pursuant to Article V that Indemnitee is entitled to indemnification, the applicable Company shall be irrevocably bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Article VI and shall be precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable, in each such case absent (a) a knowing misstatement by Indemnitee of a material fact, or a knowing omission of a material fact necessary to make a statement by Indemnitee not materially misleading, in connection with Indemnitee's request for indemnification or (b) a prohibition of such indemnification under applicable law.
    Applicable Company Bound by the Agreement. The applicable Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Article VI that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that such Company is bound by all the provisions of this Agreement.
    Indemnitee Entitled to Expenses of Judicial Proceeding. If Indemnitee seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the applicable Company, and such Company shall indemnify Indemnitee against, any and all expenses (of the types described in the definition of Expenses in Article I hereof) actually and reasonably incurred by him in such judicial adjudication or arbitration but only if Indemnitee prevails therein. If it shall be determined in such judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses or other benefit sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be equitably allocated between the applicable Company and Indemnitee. Notwithstanding the foregoing, if a Change in Control of the Company from which recovery is sought under this Section 6.5 shall have occurred, Indemnitee shall be entitled to indemnification under this Section 6.5 from such Company regardless of whether Indemnitee ultimately prevails in such judicial adjudication or arbitration.

  MISCELLANEOUS

    Non-Exclusivity. The rights of Indemnitee to receive indemnification and advancement of Expenses under this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or Bylaws of either Company, any other agreement, vote of stockholders or a resolution of directors, or otherwise. No amendment or alteration of the Certificate of Incorporation or Bylaws of either Company or any provision thereof shall adversely affect Indemnitee's rights hereunder and such rights shall be in addition to any rights Indemnitee may have under such Company's Certificate of Incorporation or Bylaws and the DGCL or otherwise. To the extent that there is a change in the DGCL or other applicable law (whether by statute or judicial decision) that allows greater indemnification by agreement than would be afforded currently under either Company's Certificate of Incorporation or Bylaws and this Agreement, it is the intent of the parties hereto that the Indemnitee shall enjoy by virtue of this Agreement the greater benefit so afforded by such change.
    Insurance and Subrogation.
        To the extent either Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of such Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of such Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee, agent or fiduciary under such policy or policies.
        In the event of any payment by a Company under this Agreement, such Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable such Company to bring suit to enforce such rights.
        Neither Company shall be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under either Company's Certificate of Incorporation or Bylaws or any insurance policy, contract, agreement or otherwise.
    Certain Settlement Provisions. Neither Company shall have obligation to indemnify Indemnitee under this Agreement for amounts paid in settlement of a Proceeding or Claim without such Company's prior written consent. Neither Company shall settle any Proceeding or Claim in any manner that would impose any fine or other obligation on Indemnitee without Indemnitee's prior written consent. Neither the Companies nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.
    Duration of Agreement. This Agreement shall continue for so long as Indemnitee serves as a director, nominee for director, officer, employee, agent or fiduciary of either Company or, at the request of either Company, as a director, nominee for director, officer, employee, agent or fiduciary or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and thereafter shall survive until and terminate upon the latest to occur of (a) the expiration of 10 years after the latest date that Indemnitee shall have ceased to serve in any such capacity; (b) the final termination of all pending Proceedings in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any proceeding commenced by Indemnitee pursuant to Article VI relating thereto; or (c) the expiration of all statutes of limitation applicable to possible Claims arising out of Indemnitee's Corporate Status.
    Notice by Each Party. Indemnitee shall promptly notify each Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document or communication relating to any Proceeding or Claim for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder; provided, however, that any failure of Indemnitee to so notify either Company shall not adversely affect Indemnitee's rights under this Agreement except to the extent such Company shall have been materially prejudiced as a direct result of such failure. Each Company shall notify promptly Indemnitee in writing, as to the pendency of any Proceeding or Claim that may involve a claim against the Indemnitee for which Indemnitee may be entitled to indemnification or advancement of Expenses hereunder.
    Certain Persons Not Entitled to Indemnification. Notwithstanding any other provision of this Agreement to the contrary, Indemnitee shall not be entitled to indemnification or advancement of Expenses hereunder with respect to any Proceeding or any Claim, issue or matter therein, brought or made by Indemnitee against such Company or any affiliate of such Company, except as specifically provided in Article V or Article VI hereof.
    Indemnification for Negligence, Gross Negligence, etc. Without limiting the generality of any other provision hereunder, it is the express intent of this Agreement that Indemnitee be indemnified and Expenses be advanced regardless of Indemnitee's acts of negligence, gross negligence or intentional or willful misconduct to the extent that indemnification and advancement of Expenses is allowed pursuant to the terms of this Agreement and under applicable law.
    Enforcement. Each Company agrees that its execution of this Agreement shall constitute a stipulation by which it shall be irrevocably bound in any court or arbitration in which a proceeding by Indemnitee for enforcement of his rights hereunder shall have been commenced, continued or appealed, that its obligations set forth in this Agreement are unique and special, and that failure of such Company to comply with the provisions of this Agreement will cause irreparable and irremediable injury to Indemnitee, for which a remedy at law will be inadequate. As a result, in addition to any other right or remedy he may have at law or in equity with respect to breach of this Agreement, Indemnitee shall be entitled to injunctive or mandatory relief directing specific performance by each Company of its obligations under this Agreement.
    Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators, legal representatives. Each Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of such Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Company would be required to perform if no such succession had taken place.
    Amendment. This Agreement may not be modified or amended except by a written instrument executed by or on behalf of each of the parties hereto.
    Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term only by a writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
    Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.
    Severability. If any provision of this Agreement (including any provision within a single section, paragraph or sentence) or the application of such provision to any person or circumstance, shall be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement or affect the application of such provision to other persons or circumstances, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to render it valid, legal and enforceable while preserving its intent, or if such modification is not possible, by substituting therefor another provision that is valid, legal and enforceable and that achieves the same objective. Any such finding of invalidity or enforceability shall not prevent the enforcement of such provision in any other jurisdiction to the maximum extent permitted by applicable law.
    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery of a standard overnight courier or when delivered by hand or (c) the expiration of five business days after the date mailed by certified or registered mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice):

    If to MMI, to:

    MMI Products, Inc.
    515 West Greens Road, Suite 710
    Houston, Texas 77067
    Attention: President
    Facsimile: (281) 876-1648

    If to MMHC, to

    Merchant Metals Holding Company
    515 West Greens Road, Suite 710
    Houston, Texas 77067
    Attention: President
    Facsimile: (281) 876-1648

    If to Indemnitee, to:

    James M. McCall
    c/o MMI Products, Inc.
    515 West Greens Road, Suite 710
    Houston, Texas 77067
    Facsimile: (281) 876-1648

    Certain Construction Rules.
        The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. As used in this Agreement, unless otherwise provided to the contrary, (i) all references to days shall be deemed references to calendar days and (ii) any reference to a "Section" or "Article" shall be deemed to refer to a section or article of this Agreement. The words "hereof," "herein" and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.
        For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; references to "serving at the request of either Company" (or derivatives thereof) shall include any service as a director, nominee for director, officer, employee or agent of such Company which imposes duties on, or involves services by, such director, nominee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of such Company" as referred to in this Agreement.
    Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.
    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.
    Joint and Several Liability of the Companies. The obligations of the Companies to Indemnitee under this Agreement shall be, to the maximum extent permitted by applicable law, joint and several, but payments made by one Company shall not be in duplication of payments by another Company. The failure (by waiver, delay, consent, or otherwise) of Indemnitee to make a request for indemnification from one Company will not in any manner, or to any extent, vary or reduce the obligations hereunder of the other Company.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered to be effective as of the date first above written.

MMI PRODUCTS, INC.
By: /s/ Ronald R. Ross
Ronald R. Ross
President and Chief Executive Officer

MERCHANTS METALS HOLDING COMPANY
By: /s/ Ronald R. Ross
Ronald R. Ross
President and Chief Executive Officer

INDEMNITEE:
/s/ James M. McCall
James M. McCall